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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62657) of Ceres Group, Inc. of our report dated March 12, 2004, with respect to the consolidated balance sheet of Ceres Group, Inc. as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and all related financial statement schedules, which report appears in the December 31, 2003, Annual Report on Form 10-K of Ceres Group, Inc.


                                                              /s/ KPMG LLP

Detroit, Michigan
March 12, 2004